Exhibit 4.12

CONFORMED VERSION

THIRD AMENDMENT

TO REVOLVING CREDIT, TERM LOAN AND

GUARANTY AGREEMENT

THIRD AMENDMENT, dated as of February 18, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory hereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group", and together with JPMorgan Chase, CUSA and Bank One, the "Original Lenders"), each of the other financial institutions from time to time party hereto (together with the Original Lenders, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Original Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of  December 24, 2002, as amended by that certain First Amendment to Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 10, 2003, and as further amended by that Second Amendment to Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 10, 2003 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein; and

WHEREAS, Section 10.03(b) of the Credit Agreement provides that each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Tranche A Commitment or Tranche B Commitment and the same portion of the related Loans at the time owing to it) by executing and delivering with such Eligible Assignee an Assignment and Acceptance in substantially the form of Exhibit F to the Credit Agreement (a copy of which is annexed hereto as Schedule I); and

WHEREAS, the Original Lenders wish to (i) assign to each of the financial institutions (other than the Original Lenders) that is shown on Annex A hereto as having a Tranche A Commitment (such financial institutions other than the Original Lenders, collectively, the "Tranche A New Lenders"), and each of the Tranche A New Lenders wishes to assume, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement such that upon the Effective Date of this Amendment the Original Lenders and the Tranche A New Lenders shall have the respective Tranche A Commitments that are shown on Annex A hereto, and (ii) assign to each of the financial institutions (other than the Original Lenders) that is shown on Annex A hereto as having a Tranche B Commitment (such financial institutions other than the Original Lenders, collectively, the "Tranche B New Lenders"), and each of the Tranche B New Lenders wishes to assume, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement such that upon the Effective Date of this Amendment the Original Lenders and the Tranche B New Lenders shall have the respective Tranche B Commitments that are shown on Annex A hereto; and

WHEREAS, the Borrower, the Guarantors, the Original Lenders, the Tranche A New Lenders, the Tranche B New Lenders, the Agents and the Paying Agent have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment under the Credit Agreement as in effect on the date hereof among the Original Lenders, the Tranche A New Lenders and the Tranche B New Lenders will be more expeditious and administratively efficient than the execution and delivery of a separate Assignment and Acceptance between each of the Original Lenders and each of the Tranche A New Lenders, and each of the Original Lenders and each of the Tranche B New Lenders, respectively; and

WHEREAS, upon the occurrence of the Effective Date of this Amendment, (i) each of the Tranche A New Lenders and Tranche B New Lenders shall become a party to the Credit Agreement as a "Lender" and shall have the rights and obligations of a Lender thereunder, (ii) the respective Tranche A Commitments of each of the Original Lenders and Tranche A New Lenders under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto under the heading "Tranche A Commitment", and (iii) the respective Tranche B Commitment of each of the Original Lenders and the Tranche B New Lenders under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto under the heading "Tranche B Commitment", as each of the same may be reduced from time to time pursuant to Section 2.10 of the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

    As used herein, all terms that are defined in the Credit Agreement (in effect immediately prior to the Effective Date of this Amendment) shall have the same meanings herein.
    Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.
    The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.
    By its execution and delivery hereof, each of the Original Lenders shall be deemed to have made each of the statements set forth in clauses (i) and (ii) of paragraph 2 of the Assignment and Acceptance as if such statements were fully set forth herein at length.
    By its execution and delivery hereof, each of the Tranche A New Lenders and Tranche B New Lenders shall be deemed to have made each of the statements set forth in clauses (i), (ii), (iii), (iv) and (v) of paragraph 3 of the Assignment and Acceptance as if such statements were fully set forth herein at length.
    On the Effective Date, (i) each Tranche A New Lender will pay to the Paying Agent (for the accounts of the Original Lenders) such amount as represents such Tranche A New Lender's pro rata portion of the aggregate principal amount of the Tranche A Loans, if any, that are outstanding on the Effective Date and such Tranche A New Lender's pro rata portion of the aggregate amount of the then unreimbursed drafts, if any, that were theretofore drawn under Letters of Credit, (ii) each Tranche B New Lender will pay to the Paying Agent (for the accounts of the Original Lenders) such amount as represents such Tranche B New Lender's prorata portion of the aggregate principal amount of the Tranche B Loans and (iii) the Paying Agent shall pay to each of the Tranche A New Lenders and Tranche B New Lenders such fees as have been previously agreed to between the Agents and such Tranche A New Lenders and the Agents and such Tranche B New Lenders, respectively.  Promptly following the occurrence of the Effective Date, and in accordance with Section 10.03(e) of the Credit Agreement, the Paying Agent shall record in the Register the names and addresses of each Tranche A New Lender and Tranche B New Lender and the principal amount equal to such Tranche A Lender's Tranche A Commitment, or such Tranche B Lender's Tranche B Commitment, as the case may be, reflected on Annex A hereto.
    By its execution and delivery hereof, each of the Tranche A New Lenders and Tranche B New Lenders (i) agrees that any interest on the Loans, Commitment Fees and Letter of Credit Fees (pursuant to Sections 2.08, 2.20 and 2.21 of the Credit Agreement) that accrued prior to the Effective Date shall not be payable to such Tranche A New Lender or Tranche B New Lender and authorizes and directs the Paying Agent to deduct such amounts from any interest, Commitment Fees or Letter of Credit Fees paid after the date hereof and to pay such amounts to the Original Lenders (it being understood that interest on the Loans, Commitment Fees and Letter of Credit Fees respecting the Total Tranche A Commitment of the Original Lenders, each Tranche A New Lender and each Tranche B New Lender which accrue on or after the Effective Date shall be payable to such Lender in accordance with its Total Commitment), (ii) acknowledges that if such Tranche A New Lender or Tranche B New Lender is organized under the laws of a jurisdiction outside of the United States, such Tranche A New Lender or Tranche B New Lender has heretofore furnished to the Paying Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such Tranche A New Lender's or Tranche B New Lender's exemption from United States withholding taxes with respect to any payments to be made to such Tranche A New Lender or Tranche B New Lender under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty) and (iii) acknowledges that such Tranche A New Lender or Tranche B New Lender has heretofore supplied to the Paying Agent the information requested on the administrative questionnaire in the form previously furnished by JPMorgan Chase.
    The Paying Agent shall promptly deliver to the Borrower the forms and other documents furnished to it pursuant to paragraph 7(ii) hereof.
    This Amendment shall not become effective (the "Effective Date") until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Original Lenders, the Tranche A New Lenders, the Tranche B New Lenders, the Agents and the Paying Agent, and the Paying Agent shall have received evidence satisfactory to it of such execution and (ii) the payments provided for in the first sentence of paragraph 6 hereof shall have been made.
    Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.
    The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.
    This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.
    This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

GUARANTORS:

UAL CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

UAL LOYALTY SERVICES, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

UAL COMPANY SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

CONFETTI, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

MILEAGE PLUS HOLDINGS, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

MILEAGE PLUS MARKETING, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

MYPOINTS.COM, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

CYBERGOLD, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

ITARGET.COM, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

MYPOINTS OFFLINE SERVICES, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, Secretary

UAL BENEFITS MANAGEMENT, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED BIZ JET HOLDINGS, INC. By: /s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

BIZJET CHARTER, INC. By:/s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel & Secretary

BIZJET FRACTIONAL, INC. By:/s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

BIZJET SERVICES, INC. By:/s/ Steven Rasher Name: Steven Rasher Title: Vice President, General Counsel, & Secretary

KION LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

PREMIER MEETING AND TRAVEL SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UNITED AVIATION FUELS CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED COGEN, INC. By: /s/ Francesca M. Maher Name: Francesca M. Maher Title: Vice President and Secretary

MILEAGE PLUS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED GHS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED WORLDWIDE CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED VACATIONS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

FOUR STAR LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WIS SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WISCONSIN, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

DOMICILE MANAGEMENT SERVICES, INC. By: /s/ Francesca M. Maher Name: Francesca M. Maher Title: Vice President and Secretary

LENDERS:

JPMorgan Chase Bank, as a co-administrative agent, Fronting Bank, Paying Agent and a Lender By: /s/ John C. Riordan Name: John C. Riordan Title: Vice President

Citicorp USA, Inc., as a co-administrative agent, Fronting Bank and a Lender By: /s/ James J. McCarthy Name: James J. McCarthy Title: Director and Vice President

Bank One, NA, as a Lender By: /s/ Patrick J. Fravel Name: Patrick J. Fravel Title: Vice President

The CIT Group/Business Credit, Inc., as a Lender By: /s/ Alan Strauss Name: Alan Strauss Title: Vice President - Team Leader
TRANCHE A NEW LENDERS:

Canpartners Investments IV, LLC By: /s/ Joshua S. Friedman Name: Joshua S. Friedman Title: Authorized Signatory

Ableco Finance LLC By: /s/ Kevin P. Genda Name: Kevin P. Genda Title: Senior Vice President and Chief Credit Officer

Credit Agricole Indosuez By: /s/ Jean Fletcheux Name: Jean Fletcheux Title: First Vice President By: /s/ Joseph D. Catarina Name: Joseph D. Catarina Title: Vice President

U.A.L. Investors, L.L.C. By: Farallon Capital Management, L.L.C., its Manager By: /s/ William Mellin Name: William Mellin Title: Managing Member

Drawbridge Special Opportunities Fund LP By: /s/ Marc Furstein Name: Marc Furstein Title: Chief Operating Officer

Special Situations Investing Group, Inc. By: /s/ Joseph Lanasa Name: Joseph Lanasa Title: Authorized Signatory

Caspian Capital Partners, L.P. By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer of I.M.

Mariner Opportunities Fund, LP By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Mariner Opportunities II, LP By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Mariner LDC By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Trilogy Portfolio Company, LLC By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

SOF Investments, L.P. By: /s/ Marc R. Lisker Name: Marc R. Lisker Title: General Counsel

Perry Principals, L.L.C. By: /s/ Paul Leff Name: Paul Leff Title: Senior Managing Director

Regiment Capital, Ltd.

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

 By: /s/ Timothy S. Peterson
Name: Timothy S. Peterson
Title: President

Stark Event Trading Ltd. By: /s/ Michael A. Roth Name: Michael A. Roth Title: Management Member of the Investment Manager of Stark Event Trading Ltd.

Stonehill Institutional Partners, LP By: /s/ Christopher Wilson Name: Christopher Wilson Title: General Partner

SunTrust Bank By: /s/ Kenneth M. Uchiyama Name: Kenneth M. Uchiyama Title: Managing Director

Watershed Capital Institutional Partners, L.P. By: WS Partners, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

Watershed Capital Partners, L.P. By: WS Partners, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member
TRANCHE B NEW LENDERS:

Bank of Lincolnwood By: /s/ Richard R. Robbins Name: Richard R. Robbins Title: President/Chief Operating Officer

Venture II CDO 2002, Limited By: its investment advisor, Barclays Bank PLC, New York Branch By: /s/ Kenneth Ostmann Name: Kenneth Ostmann Title: Director

Canpartners Investments IV, Ltd. By: /s/ Joshua S. Friedman Name: Joshua S. Friedman Title: Authorized Signatory

Canyon Capital CDO 2002-1, Ltd. By: /s/ Joshua S. Friedman Name: Joshua S. Friedman Title: Authorized Signatory

Ableco Finance LLC By: /s/ Kevin P. Genda Name: Kevin P. Genda Title: Senior Vice President and Chief Credit Officer

Connecticut General Life Insurance Company By: Cigna Investments, Inc. By: /s/ John P. Connor Name: John P. Connor Title: Vice President

Stanwich Loan Funding LLC By: /s/ Kelly W. Warnement Name: Kelly W. Warnement Title: Vice President

Toronto Dominion (New York), Inc. By: /s/ David G. Parker Name: David G. Parker Title: Vice President

Goldman Sachs Credit Partners L.P. By: /s/ Particia Tessier Name: Patricia Tessier Title: Authorized Signatory

Aurum CLO 2002-1 Ltd., by Stein Roe & Farnharm Incorporated as Investment Manager By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Senior Vice President

Liberty Floating Rate Advantage Fund, by Stein Roe & Farnham Incorporated as Advisor By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Senior Vice President

SRF 2000 LLC By: /s/ Kelly W. Warnement Name: Kelly W. Warnement Title: Vice President

SRF Trading, Inc. By: /s/ Kelly W. Warnement Name: Kelly W. Warnement Title: Vice President

Stein Roe Floating Rate Limited Liability Company By: /s/ Kathleen A. Zarn
Name:  Kathleen A. Zarn
Title: Vice President, Stein Roe & Farnham        Incorporated, as Advisor to the Stein Roe
Floating Rate Limited Liability Company

Credit Agricole Indosuez By: /s/ Jean Fletcheux Name: Jean Fletcheux Title: First Vice President By: /s/ Joseph D. Catarina Name: Joseph D. Catarina Title: Vice President

Hewett's Island CDO, Ltd. By: Cypress Investment Management Company, Inc., as Portfolio Manager. By: /s/ Jeffrey Megar Name: Jeffrey Megar Title: Principal

U.A.L. Investors, L.L.C. By: Farallon Capital Management, L.L.C., its Manager By: /s/ William Mellin Name: William Mellin Title: Managing Member

Drawbridge Special Opportunities Fund LP By: /s/ Marc Furstein Name: Marc Furstein Title: C.O.O.

Franklin CLO II, Limited By: /s/ Richard D'Addario Name: Richard D'Addario Title: Senior Vice President

Franklin CLO III, Limited By: /s/ Richard D'Addario Name: Richard D'Addario Title: Senior Vice President

Franklin Floating Rate Trust By: /s/ Richard D'Addario Name: Richard D'Addario Title: Vice President

Special Situations Investing Group, Inc. By: /s/ Joseph Lanasa Name: Joseph Lanasa Title: Authorized Signatory

Gulf Stream-Compass CLO 2002-1, Ltd. By: Gulf Stream Asset Management, LLC as Collateral Manager By: /s/ Jeanette W. Bumgarner Name: Jeanette W. Bumgarner Title: Vice President

HBK Master Fund L.P. By: /s/ David Haley Name: David Haley Title: Authorized Signatory

Riviera Funding LLC By: /s/ Ann E. Morris Name: Ann E. Morris Title: Assistant Vice President

Desjardin Financial Life Assurance Company By: /s/ Louis Hanover Name: Louis Hanover Title: CIO

Marathon Special Opportunity Master Fund, Ltd. By: /s/ Louis Hanover Name: Louis Hanover Title: CIO

Caspian Capital Partners, L.P. By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer of I.M.

Mariner Opportunities Fund, LP By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Mariner Opportunities II, LP By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Mariner LDC By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

Trilogy Portfolio Company, LLC By: /s/ Charles R. Howe, II Name: Charles R. Howe, II Title: Treasurer

SOF Investments, L.P. By: /s/ Marc R. Lisker Name: Marc R. Lisker Title: General Counsel

Perry Principals, L.L.C. By: /s/ Paul Leff Name: Paul Leff Title: Senior Managing Director

Regiment Capital, Ltd.

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

 By: /s/ Timothy S. Peterson
Name: Timothy S. Peterson
Title: President

Stark Event Trading Ltd. By: /s/ Michael A. Roth Name: Michael A. Roth Title: Managing Member of the Investment Manager of Stark Event Trading Ltd.

Stonehill Institutional Partners, LP By: /s/ Christopher Wilson Name: Christopher Wilson Title: General Partner

SunTrust Bank By: /s/ Kenneth M. Uchiyama Name: Kenneth M. Uchiyama Title: Managing Director

Watershed Capital Institutional Partners, L.P. By: WS Partners, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

Watershed Capital Partners, L.P. By: WS Partners, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

Watershed Capital Partners (Offshore), Ltd. By: Watershed Asset Management, L.L.C. By: /s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

ANNEX A

to

REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT

Dated as of December 24, 2002 (as amended)

Bank	Tranche A Revolving Commitment Amount	Tranche A Revolving Commitment Percentage	Tranche B Term Loan Commitment Amount	Tranche B Term Loan Commitment Percentage

JPMorgan Chase Bank 270 Park Avenue New York, NY 10017 Attn: Stephen Simon	$78,388,888.88	13.06481481%	$30,761,111.12	7.69027778%

Citicorp USA, Inc. 2 Penns Way, Suite 200 Newcastle, DE 19720 Attn: Annemarie Pavco	$78,388,888.89	13.06481482%	$30,761,111.11	7.69027778%

Bank One, NA 120 S. Lasalle Chicago, IL 60603 Attn: Melody M. Vaughan	$78,388,888.89	13.06481482%	$30,761,111.11	7.69027778%

The CIT Group/ Business Credit, Inc. 1211 Avenue of the Americas New York, NY 10036 Attn: Anna Lopez	$78,388,888.89	13.06481482%	$30,761,111.11	7.69027778%

Bank of Lincolnwood 4433 W. Touhy Avenue Lincolnwood, IL 60712 Attn: Madelene Tarcenski	--	--	$3,900,000.00	0.97500000%

Venture II CDO 2002, Limited c/o Barclays Capital 222 Broadway, 10th Floor New York, NY 10038 Attn: Nore Biasi (with an additional copy to: Venture II CDO 2002, Limited c/o JPMorgan Chase Bank 600 Travis Street, 5th Floor Houston, TX 77002 Attn: William Wallacd)	--	--	$2,000,000.00	0.50000000%

Canyon Capital Advisors, LLC
Canpartners Investments IV, LLC 9665 Wilshire Blvd., Ste 200 Beverly Hills, CA 90212 Attn: Kelly Redick	$7,500,000.00	1.25000000%	$7,500,000.00	1.87500000%

Canyon Capital CDO 2002-1 Ltd. Bank of New York 600 E. Los Colinas Boulevard Suite 200 Beverly Hills, CA 90212 Attn: Tim Robbs (with an additional copy to:. c/o Canyon Capital Advisors LLC 9665 Wilshire Boulevard Suite 200 Beverly Hills, CA 90212 Attn: Kelly Redick)	--	--	$3,000,000.00	0.75000000%

Ableco Finance LLC 450 Park Avenue, 28th Floor New York, NY 10022 Attn: Garrett Goldberg Paul Gordon	$42,857,142.86	7.14285714%	$7,142,857.14	1.78571429%

CIGNA Investments, Inc
Connecticut General Life Insurance Company c/o CIGNA Investments 280 Trumball Street, H16B Hartford, CT 06103 Attn: Supakrit Phiwkhao Lisa Richardson John Conner	--	--	$3,000,000.00	0.75000000%

Stanwich Loan Funding LLC c/o Bank of America 110 N Tryon Street Charlotte, NC 28273 Attn: Stanwich Loan Funding LLC	--	--	$4,500,000.00	1.12500000%

Toronto Dominion (New York), Inc. 909 Fannin, Suite 1700 Houston, TX 77010 Attn: David Parker	--	--	$4,500,000.00	1.12500000%

Goldman Sachs Credit Partners L.P. c/o Goldman Sachs & Co. 85 Broad Street, 6th Floor New York, NY 10004 Attn: Sanda Stulberger	--	--	$15,000,000.00	3.75000000%

Columbia Management, LLC
Aurum CLO 2002-1 Ltd. c/o Stein Roe & Farnham Inc. One South Wacker Drive 33rd Floor Chicago, IL 60606-4685 Attn: James Fellows Rhondda Colombatto	--	--	$4,000,000.00	1.00000000%

Liberty Floating Rate Advantage Fund c/o Stein Roe & Farnham Inc. One South Wacker Drive 33rd Floor Chicago, IL 60606 Attn: Rhondda Colombatto	--	--	$2,000,000.00	0.50000000%

SRF 2000 LLC c/o Stein Roe & Farnham Inc. One South Wacker Drive 33rd Floor Chicago, IL 60606-4865 Attn: SRF 2000 LLC	--	--	$4,000,000.00	1.00000000%

SRF Trading, Inc. c/o Stein Roe & Farnham Inc. One South Wacker Drive 33rd Floor Chicago, IL 60606-4865 Attn: SRF Trading Inc.	--	--	$3,000,000.00	0.75000000%

Stein Roe Floating Rate LLC c/o Stein Roe & Farnham Inc. One South Wacker Drive 33rd Floor Chicago, IL 60604-4685 Attn: Rhondda Colombatto	--	--	$4,000,000.00	1.00000000%

Credit Agricole Indosuez 55 East Monroe, Suite 4700 Chicago, IL 60603 Attn: Kathy Lasky Jean Deguzman	$22,222,222.22	3.70370370%	$2,777,777.78	0.69444445%

Hewett's Island CDO, Ltd. Deutsche Bank 60 Wall Street, 26th Floor New York, NY 10005 Attn: Ivan Arroya	--	--	$3,000,000.00	0.75000000%

U.A.L. Investors, L.L.C. c/o Farallon Capital Mgt., LLC One Maritime Plaza, Suite 1325 San Francisco, CA 94111 Attn: Colby Trexler	$30,000,000.00	5.00000000%	$35,000,000.00	8.75000000%

Drawbridge Special Opportunities Fund LP Fortress Investment Group 1251 Avenue of the Americas New York, NY 10020 Attn: Kevin Terry Wilson Tien	$22,222,222.22	3.70370370%	$2,777,777.78	0.69444445%

Franklin Advisors Inc.
Franklin CLO II, Limited c/o Franklin Templeton Group 777 Mariners Island Boulevard San Mateo, CA 94404 Attn: Gregory Hancock	--	--	$4,000,000.00	1.00000000%

Franklin CLO III, Limited c/o Franklin Templeton Group One Franklin Parkway Building 920, 2nd Floor San Mateo, CA 94403 Attn: Gregory Hancock	--	--	$3,000,000.00	0.75000000%

Franklin Floating Rate Trust c/o Franklin Templeton Group 777 Mariners Island Boulevard P.O. Box 7777 San Mateo, CA 94404 Attn: Calvin Fung Katie Lewis	--	--	$3,000,000.00	0.75000000%

Special Situations Investing Group, Inc. c/o Goldman Sachs 85 Broad Street, 28th Floor New York, NY 10004 Attn: Sandra Stulberger	$15,000,000.00	2.50000000%	$10,000,000.00	2.50000000%

Gulf Stream-Compass CLO 2002-1, Ltd. 4201 Congress Street, Suite 475 Charlotte, NC 28209 Attn: Greg Burke	--	--	$4,000,000.00	1.00000000%

HBK Master Fund L.P. c/o HBK Investments L.P. 300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Stancy Jaynes	--	--	$25,000,000.00	6.25000000%

Riviera Funding LLC c/o Bank of America N.A. 101 N. Tryon Street NC1 001 15 01 Charlotte, NC 28273 Attn: Jill Carey	--	--	$3,000,000.00	0.75000000%

Marathon Asset Management
Desjardins Financial Life Assurance Company c/o Marathon Asset Management 461 Fifth Avenue New York, NY 10016 Attn: Anthony Martucci	--	--	$2,000,000.00	0.50000000%

Marathon Special Opportunity Master Fund, LTD c/o Marathon Asset Mgt., LLC 461 Fifth Avenue, 10th Floor New York, NY 10016 Attn: Anthony Martucci	--	--	$5,000,000.00	1.25000000%

Mariner Investment Group
Caspian Capital Partners, L.P. 500 Mamaroneck Ave. Harrison, NY 10528 Attn: Lorrie Landis Susan Lancaster	$2,400,000.00	0.40000000%	$3,600,000.00	0.90000000%

Mariner Opportunities Fund, LP c/o Mariner Investment Group 500 Mamaroneck Avenue 1st Floor Harrison, NY 10528 Attn: Don Rubin	$1,000,000.00	0.16666667%	$1,500,000.00	0.37500000%

Mariner Opportunities II, LP 500 Mamaroneck Avenue Harrison, NY 10528 Attn: Don Rubin	$4,000,000.00	0.66666667%	$6,000,000.00	1.50000000%

Mariner LDC c/o Mariner Investment Group 65 East 53rd Street New York, NY 10022 Attn: Susan Lancaster	$2,400,000.00	0.40000000%	$3,600,000.00	0.90000000%

Trilogy Portfolio Company, LLC 780 Third Avenue, 16th Floor New York, NY 10017 Attn: Don Rubin	$3,200,000.00	0.53333333%	$4,800,000.00	1.20000000%

SOF Investments, L.P. c/o MSD Capital, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022 Attn: Linda Chang	$5,000,000.00	0.83333333%	$5,000,000.00	1.25000000%

Perry Principals, L.L.C. c/o Perry Capital 299 Lexington Avenue New York, NY 10022 Attn: Joe Leitao	$34,285,714.29	5.71428572%	$5,714,285.71	1.42857143%

Regiment Capital, Ltd. c/o Regiment Capital Advisors, LLC 70 Federal Street, 7th Floor Boston, MA 02110 Attn: Brooke Carroll	$42,857,142.86	7.14285714%	$7,142,857.14	1.78571429%

Stark Event Trading Ltd. c/o Staro Asset Mgt., LLC 3600 South Lake Drive St. Francis, WI 53235-3716 Attn: Jeff Froemming Ben Waisbren	$37,500,000.00	6.25000000%	$12,500,000.00	3.12500000%

Stonehill Institutional Partners, LP c/o Stonehill Investment corp. 110 East 59th Street, 30th Floor New York, NY 10022 Attn: Ann Mauro	$3,000,000.00	0.50000000%	$2,000,000.00	0.50000000%

Suntrust Bank 303 Peachtree Street 24th Floor, Mail Code 3956 Atlanta, GA 30308 Attn: Eric Brune	$3,000,000.00	0.50000000%	$7,000,000.00	1.75000000%

Toronto Dominion (New York), Inc. 909 Fannin, Suite 1700 Houston, TX 77010 Attn: David Parker	--	--	$10,000,000.00	2.50000000%

Watershed Asset Management
Watershed Capital Institutional Partners, L.P. c/o Watershed Asset Mgt., LLC One Maritime Plaza, Suite 2535 San Francisco, CA 94111 Attn: Kellie Hata	$5,993,292.00	0.99888200%	$22,532,289.00	5.63307225%

Watershed Capital Partners L.P. c/o Watershed Asset Mgt., LLC One Maritime Plaza, Suite 2535 San Francisco, CA 94111 Attn: Kellie Hata	$2,006,708.00	0.33445133%	$7,544,389.00	1.88609725%

Watershed Capital Partners (Offshore), Ltd. c/o Watershed Asset Mgt., LLC One Maritime Plaza, Suite 2535 San Francisco, CA 94111 Attn: Kellie Hata	--	--	$7,923,322.00	1.98083050%

Totals:	$600,000,000.00	100.00%	$400,000,000.00	100.00%